Hooper Holmes Confidential News Release For further information: Hooper Holmes Henry E. Dubois President and CEO (913) 764-1045 Investors: Andrew Berger S.M. Berger & Company (216) 464-6400 Hooper Holmes Announces Second Quarter 2016 Financial Results OLATHE, Kan., Thursday, August 11, 2016 -- Hooper Holmes, Inc. (NYSE MKT:HH) today announced financial results for the quarter ended June 30, 2016. Consolidated revenues totaled $7.6 million for the second quarter of 2016, essentially flat compared to the second quarter of 2015. The Company recorded a net loss of $2.5 million for the second quarter of 2016 compared to a net loss of $3.4 million for the second quarter of 2015, a 26% improvement. Adjusted EBITDA for the second quarter 2016 was a loss of $1.1 million, an improvement of approximately 10% compared to the second quarter 2015. Gross profit for the 2016 second quarter increased to $1.8 million, compared to $1.7 million for the same period last year. Selling, general and administrative expense for the three month period ending June 30, 2016, totaled $3.8 million, essentially flat compared to the second quarter of 2015. Henry Dubois, President and CEO of Hooper Holmes commented, "We continued to execute our business plan in the first half of the year and lay the groundwork for a strong second half. Revenue improved 11.5% and gross margin improved 33%, compared to first six months of 2015. We expanded our delivery model in the second quarter through an agreement with MinuteClinic, the walk-in clinic located inside select CVS Pharmacy and Target stores, and by adding onsite flu vaccines and other new services to our product line. Our delivery model is highly scalable, and as our top line revenues grow we believe we will expand our margins and increase market share." Conference Call The Company will host a conference call today, Thursday, August 11, 2016, at 7:30 a.m. CT (8:30 a.m. ET) to discuss its second quarter 2016 financial results. A slide presentation will accompany the conference call and is available on the Company’s website located at www.hooperholmes.com.

Hooper Holmes Confidential 2 To participate in the conference call, please dial 877-591-4951 or internationally 1-719-325- 4819, conference ID: 4806086, five to ten minutes before the call is scheduled to begin. A live webcast will be hosted on the Company's website located at www.hooperholmes.com. A replay of the conference call will be available through August 18, 2016, by dialing 877-870-5176, or internationally 1-858-384-5517. The access code for the replay is 4806086. About Hooper Holmes Hooper Holmes mobilizes a national network of health professionals to provide on-site health screenings, laboratory testing, risk assessment and sample collection services to wellness and disease management companies, employers and brokers, government organizations and academic institutions nationwide. Under the Accountable Health Solutions brand, the Company combines smart technology, healthcare and behavior change expertise to offer comprehensive health and wellness programs that improve health, increase efficiencies and reduce healthcare delivery costs. More information is available at hooperholmes.com and at accountablehealthsolutions.com. This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intends," "plan," and "will" or, in each case, their negative, and other variations or comparable terminology. These forward-looking statements include all statements other than historical facts. Any forward-looking statement made by management during this call is not a guarantee of future performance, and actual results may differ materially from those expressed in or suggested by the forward-looking statements, as a result of various factors, including, without limitation the factors discussed in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2015, as the same may be updated from time-to-time in subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by management on this call speaks only as of the date hereof, and the Company has no obligation, and does not intend, to update any forward- looking statements after the date hereof, except as required by federal securities laws. In addition, management uses the non-GAAP performance measures EBITDA and Adjusted EBITDA on this call. You can find a reconciliation of such measures to their nearest GAAP equivalent in the Company’s earnings release, which is available on our website.

Hooper Holmes Confidential 3 Hooper Holmes, Inc. Consolidated Balance Sheets (in thousands) June 30, 2016 December 31, 2015 ASSETS (unaudited) Current assets: Cash and cash equivalents 102$ 2,035$ Accounts receivable, net of allowance for doubtful accounts 5,376 5,565 Inventories 981 567 Other current assets 319 331 Total current assets 6,778 8,498 Property, plant and equipment, net 2,134 2,771 Intangible assets, net 4,681 5,331 Goodwill 633 633 Other assets 402 450 Total assets 14,628 17,683 LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY Current liabilities: Accounts payable 4,734 5,339 Accrued expenses 4,685 5,186 Short-term debt 5,142 5,330 Total current liabilities 14,561 15,855 Other long term liabilities 544 1,611 Commitments and contingencies Stockholders' (deficit) equity: Common stock 349 3,121 Additional paid-in capital 164,089 156,195 Accumulated deficit (164,915) (159,028) (477) 288 Less: Treasury stock at cost - (71) Total stockholders' (deficit) equity (477) 217 Total liabilities and stockholders' (deficit) equity 14,628$ 17,683$

Hooper Holmes Confidential 4 HOOPER HOLMES INC. CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited; in thousands, except share and per share data) 2016 2015 2016 2015 Revenues 7,643$ 7,662$ 14,884$ 13,343$ Cost of operations 5,878 5,969 11,659 10,918 Gross profit 1,765 1,693 3,225 2,425 Selling, general and administrative expenses 3,724 3,811 7,551 6,471 Transaction costs 221 593 329 679 Operating loss from continuing operations (2,180) (2,711) (4,655) (4,725) Interest expense, net 1,011 626 1,800 709 Other income (887) - (887) - Loss from continuing operations before taxes (2,304) (3,337) (5,568) (5,434) Income tax expense 5 5 10 10 Loss from continuing operations (2,309) (3,342) (5,578) (5,444) Discontinued operations: Loss from discontinued operations (150) (21) (309) (25) Net loss (2,459)$ (3,363)$ (5,887)$ (5,469)$ Reconciliation of GAAP results to Non-GAAP results Interest expense 225$ 158$ 438$ 158$ Other debt related costs included in interest expense 786 468 1,362 551 Income tax expense 5 5 10 10 Depreciation and amortization 708 580 1,409 873 Share-based compensation expense 390 103 470 193 Stock payments (100) - 50 - Transaction costs 221 593 329 679 Transition costs 2 258 54 258 Portamedic contingent liability - - 150 - Write-off of Additional Warrant (887) - (887) - Adjusted (Non-GAAP) EBITDA (1,109)$ (1,198)$ (2,502)$ (2,747)$ Income (loss) per share Continuing operations: Basic (0.27)$ (0.65)$ (0.67)$ (1.10)$ Diluted (0.27) (0.65) (0.67) (1.10) Discontinued operations: Basic (0.02) (0.00) (0.04) (0.01) Diluted (0.02) (0.00) (0.04) (0.01) Net loss: Basic (0.29) (0.65) (0.71) (1.11) Diluted (0.29) (0.65) (0.71) (1.11) Weighted average number of shares: Basic and diluted 8,602,590 5,162,786 8,329,568 4,944,824 Three months ended June 30, Six months ended June 30, Adjusted EBITDA for second quarter 2016 was ($1.1 million), compared to ($1.2 million) of adjusted EBITDA in the second quarter of 2016. The above schedule is a description of adjustments made to net loss.